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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE TITAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2003

Dear Stockholder:

        This letter accompanies the Proxy Statement for our Annual Meeting to be held at 1:00 p.m. on Tuesday, June 3, 2003, at our principal offices located at 3033 Science Park Road, San Diego, California 92121. We hope you will attend in person.

        At the meeting, our stockholders will be asked to elect eleven directors to our Board of Directors and to ratify the selection of auditors made by the Audit Committee and affirmed by the Board.

        We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about Titan.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which our stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

                      Sincerely,

                      Gene W. Ray
                       Chairman of the Board,
                      Chief Executive Officer and President

3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121
(858) 552-9500

THE TITAN CORPORATION
3033 Science Park Road
San Diego, California 92121
(858) 552-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2003

        To the Stockholders of The Titan Corporation:

        The Annual Meeting of Stockholders of The Titan Corporation will be held at Titan's principal offices located at 3033 Science Park Road, San Diego, California 92121, on Tuesday, June 3, 2003, at 1:00 p.m., for the following purposes:

          1.    To elect eleven directors for one-year terms;

          2.    To consider and vote upon a proposal to ratify the selection of KPMG LLP as our auditors for the fiscal year ending December 31, 2003; and

          3.    To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on April 4, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                      By order of the Board of Directors,

                      Nicholas J. Costanza
                       Senior Vice President, General Counsel and Secretary

        This proxy statement is being mailed to the holders of Titan's $1.00 cumulative convertible preferred stock and common stock, par value $.01 per share. Each holder of cumulative convertible preferred stock is entitled to one-third of a vote per share. Each holder of common stock is entitled to one vote per share. The cumulative convertible preferred and common stock are voted as a single class.

        This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 15, 2003.

To assure your vote is counted, we urge you to please vote using one of the following methods:

  •
  Mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope prior to the meeting date;

  •
  Using a touch-tone telephone, call the toll-free number located on your Proxy Voting Instruction Form. Using your 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form, cast your ballot; or

  •
  Vote over the Internet at www.proxyvote.com using the 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form to cast your ballot.

        If you attend the meeting, you may vote in person even though you have sent in your proxy card or voted via the Internet or the toll-free number.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        All references to us, we, our and Titan refer to The Titan Corporation and its subsidiaries.

        Q:    Why am I receiving this Proxy Statement and Proxy Card?

        A:    You are receiving this proxy statement and the enclosed proxy card from us because you own shares of Titan's common stock and/or cumulative convertible preferred stock. This proxy statement describes issues on which we would like holders of the common stock and cumulative convertible preferred stock to vote and provides you with information on these issues so that you can make an informed decision.

        When a stockholder signs the proxy card, Gene W. Ray and Mark W. Sopp are appointed as your representatives to vote your shares of common stock or cumulative convertible preferred stock at the meeting. At the meeting, Gene W. Ray and Mark W. Sopp will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, we recommend that you complete, sign and return your proxy card in advance of the meeting just in case your plans change. You are welcome to attend the meeting even if you have voted by proxy.

        If an issue comes up for vote at the meeting that is not on the proxy card, Gene W. Ray and Mark W. Sopp will vote your shares of common stock and/or cumulative convertible preferred stock covered by your proxy card in accordance with their best judgment.

        Q:    Who is entitled to vote?

        A:    Only holders of our common stock and cumulative convertible preferred stock who owned their shares at the close of business on April 4, 2003 are entitled to vote at the meeting. On April 4, 2003, there were 78,966,732 shares of common stock issued and outstanding and entitled to vote and 688,129 shares of cumulative convertible preferred stock issued and outstanding and entitled to vote.

        Q:    How do the stockholders vote their shares?

        A:    You may vote by mail by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. You can also give your proxy via the Internet or by telephone by following the voting procedures in the enclosed instructions. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, on June 2, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs associated with electronic access, including charges from your Internet access provider and/or telephone company.

        Also, you may vote your shares in person at the meeting. We will pass out written ballots to anyone who wants, and is entitled, to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

        WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR TITAN SHARES.

        Q:    What if I change my mind after I return my proxy card or vote via the Internet or by telephone?

        A:    You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing another proxy card with new instructions with a later date or time, by delivering later proxy instructions via regular mail, the Internet or by telephone or by voting in person at the meeting. If you mail your revocation, you should mail it to our Corporate Secretary.

        Any written notice of revocation or subsequent proxy should be delivered to our Corporate Secretary at 3033 Science Park Road, San Diego, CA, 92121, before the taking of the vote at the meeting.

        Q:    Will my shares be voted if I do not return my proxy card or vote via the Internet or by telephone?

        A:    If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the brokerage firm may vote your shares on matters which the New York Stock Exchange determines to be routine. All matters to be considered at this meeting are routine according to the New York Stock Exchange rules. For your general information, if the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

        We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted as you wish at the meeting.

        YOU MAY HAVE GRANTED TO YOUR BROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

        Q:    How do I vote my Titan 401(k), ESOP, ESPP or ESGPP shares, my AverStar, Inc. Profit Sharing & Savings Plan shares, my Jaycor, Inc. ESOP shares or my BTG, Inc. Employee Stock Purchase Plan shares?

        A:    You will receive separate Voting Instruction Cards for the shares of common stock allocated to you under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan. By completing the appropriate Voting Instruction Card, you provide voting instructions to the respective Trustee of these Plans for shares of common stock you hold through the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan.

        If the Trustee does not receive voting instructions from you, the Trustee may vote the shares of common stock under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan in the same proportion as the shares voted by all other respective Plan participants. If the Trustee receives a signed but not voted Voting Instruction Card, the Trustee will vote the shares of common stock according to the Board's recommendations.

        Q:    How many votes are needed to hold the meeting?

        A:    A majority of the voting power of Titan's outstanding shares of common stock and cumulative convertible preferred stock and entitled to vote at the meeting as of the record date must be present at the meeting in person or represented by proxy in order to hold the meeting and conduct business.

        Q:    How many votes do I have?

        A.    Each holder of our cumulative convertible preferred stock is entitled to one-third of a vote for each share held. Each holder of our common stock is entitled to one vote per share held.

        Q:    How are votes counted?

        A:    You may vote "for," "against" or "withheld" for each of the nominees to Titan's Board of Directors. You may vote "for," "against" or "abstain" on the ratification of the selection of auditors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each nominated director and FOR the ratification of the selection of KPMG, LLP as auditors.

        Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

        Q:    How many votes must a nominee to the Board of Directors receive to be elected as a director?

        A:    The eleven nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

        Q:    What happens if a nominee for the Board of Directors cannot stand for election?

        A:    The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

        Q:    Where do I find the voting results of the meeting?

        A:    We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department at (858) 552-9848 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the Securities and Exchange Commission's website at www.sec.gov.

        Q:    Who is soliciting my proxy?

        A:    This solicitation is made on behalf of Titan's Board of Directors. We have not been informed by any director that he or she intends to oppose any proposal contained in this proxy statement. Solicitation will be made initially by this proxy statement. In addition, we may solicit your proxy through the assistance of our officers, directors or employees, without any additional compensation, personally or by telephone or telecopy or other appropriate means.

        Q:    Who pays the cost of the solicitation of proxies?

        A:    We will pay the costs of this proxy solicitation other than any expenses you incur to access the Internet or to use a touch-tone telephone to vote your shares. We will request banks, brokerage houses and other custodians, nominees or fiduciaries holding common stock or cumulative convertible preferred stock in their name to send proxy materials to, and obtain proxies from, their principals. We will reimburse them for reasonable expenses.

        Q:    What are the deadlines for stockholder proposals and director nominations for next year's annual meeting of stockholders?

        A:    The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 17, 2003. Notice must be sent in writing to the Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

        Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2004 annual meeting of stockholders must do so by no later than March 17, 2004 and no earlier than February 15, 2004. Notice must be sent in writing to the Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION

  OWNERSHIP OF MORE THAN 5%

        Based upon a review of filings with the Securities and Exchange Commission, there are not any persons known by us to be the beneficial owner of more than 5% of either our outstanding common stock or cumulative convertible preferred stock as of April 4, 2003. Information with respect to beneficial owners of more than 5% of the common stock is based upon the most recent Schedule 13D or Schedule 13G on file with the Securities and Exchange Commission.

  OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the amount of our common stock beneficially owned by our Directors and executive officers as a group and by our Directors and each of the executive officers named in the Executive Compensation Summary Table, (unless otherwise indicated). All information in the following table is presented as of April 4, 2003.

Identity of Owner or Group(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership	Acquirable Within 60 Days(3)	Percent of Class(4)
Michael B. Alexander(6)	Common Stock	173,526	201,694	*
Edward H. Bersoff, Ph.D.(6)	Common Stock	678,585	3,508	*
Joseph F. Caligiuri(6)	Common Stock	43,254	20,468	*
Peter A. Cohen(6)	Common Stock	52,789	3,368	*
Nicholas J. Costanza(6,7)	Common Stock	1,152	239,540	*
Eric M. DeMarco(5,6 & 7)	Common Stock	10,924	416,578	*
Daniel J. Fink(6)	Common Stock	23,520	48,150	*
Susan Golding	Common Stock	1,405	5,743	*
Robert M. Hanisee(6)	Common Stock	63,083	28,875	*
Robert E. La Blanc	Common Stock	39,020	16,702	*
Earl A. Pontius(7)	Common Stock	11,343	151,490	*
Gene W. Ray, Ph.D.**(6,7)	Common Stock	410,906	907,908	1.7%
James Roth	Common Stock	16,004	22,149	*
Charles R. Saffell(7)	Common Stock	8,091	76,565	*
Joseph R. Wright, Jr.	Common Stock	12,004	13,464	*
All directors and executive officers as a group(7) (35 persons)	Common Stock	1,775,103	3,277,659	6.3%

*
Less than 1%

**
Dr. Ray served as our President until May 15, 2002 and was re-elected as our President on February 28, 2003.

(1)
The address of all owners is: c/o The Titan Corporation, 3033 Science Park Road, San Diego, CA, 92121.

(2)
The information regarding beneficial ownership of our common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. We have no information as to whether any shares shown in this table are subject to such community property laws.

(3)
Reflects the number of shares that could be purchased by exercise of options available at April 4, 2003 or within 60 days thereafter under our stock option plans.

(4)
Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of such date and the number of shares as to which that person has the right to acquire voting or investment power with respect to their shares at April 4, 2003 or within 60 days thereafter.

(5)
Effective February 20, 2003, Mr. DeMarco resigned as an officer of Titan. He had been our President and Chief Operating Officer since May 16, 2002, and our Executive Vice President and Chief Operating Officer since April 2001. Prior thereto he was our Executive Vice President, Chief Financial Officer and Treasurer since September 1998, and Senior Vice President and Chief Financial Officer from January 1997 to August 1998.

(6)
The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table as indicated below:

•
Mr. Alexander—101,234 shares held by Bronto, Inc. of which Mr. Alexander is President;

•
Dr. Bersoff—49,842 shares held by his wife and 1,252 shares held jointly with his brother;

•
Mr. Caligiuri—43,254 shares held in trust for the benefit of Mr. Caligiuri and his sons;

•
Mr. Cohen—50,000 shares held by Ramius Capital Group, LLC, ("Ramius"); Mr. Cohen is one of three managing members of C4S & Co, LLC which is the sole managing member of Ramius;

•
Mr. Costanza—14,661 options exercisable by Scuderia Costanza Investment Company, LLC, a Delaware limited liability company, of which Mr. Costanza is the sole general manager;

•
Mr. DeMarco—29,860 options exercisable by the DeMarco Family Limited Partnership, L.P., a Delaware limited partnership, of which Mr. DeMarco and his wife are the sole general partners;

•
Mr. Fink—500 shares held by his wife and 23,020 shares held in trust for the benefit of Mr. Fink and his wife;

•
Mr. Hanisee—5,000 shares held by his wife; and

•
Dr. Ray—10,000 shares held by The Ray Trust for the benefit of Dr. Ray and his wife.

(7)
For executive officers, the numbers include interest in shares held by the trustees of our Consolidated Retirement Plan, Employee Stock Ownership Plan and Employee Stock Purchase Plan, as of December 31, 2002, including: Mr. Costanza—1,152 shares; Mr. DeMarco—2,838 shares; Mr. Pontius—11,343 shares; Dr. Ray—89,020 shares; Mr. Saffell—1,366 shares; and all executive officers as a group—141,942 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

        Eleven Directors are to be elected at the meeting, each to serve for a term of one year and until his or her successor shall be elected. The representatives appointed to vote the proxies intend to vote the proxy cards for the nominees whose names are listed below unless the proxy cards instruct the representatives to vote differently. All of the nominees are presently Directors. The stockholders elected all of the current eleven Directors at our last annual meeting. We have no reason to believe that the nominees for election will not be available to serve their full terms. However, the representatives appointed to vote the proxies will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

  VOTE REQUIRED

        The eleven nominees receiving the highest number of "FOR" votes will be elected as Directors. This number is called a plurality and may be less than a majority of votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

        The nominees standing for election, and his or her biographical information, are as follows:

MICHAEL B. ALEXANDER DIRECTOR SINCE 2000

Mr. Alexander, 52, is the founding partner of AFH Partners, L.P., which was founded in 1993 to invest in software companies. He was also the Chairman, Chief Executive Officer and founder of AverStar, Inc., from 1998 until it was acquired by us in June 2000.

EDWARD H. BERSOFF, PH.D.            DIRECTOR SINCE 2002

Dr. Bersoff, 60, has been the managing director of Quarterdeck Investment Partners, LLC, an investment banking firm dedicated to the aerospace, defense, information technology, government services and space marketplaces since July 2002. Prior thereto, he was a principle of Re-route Corporation, an e-mail forwarding service company that catered to consumer and commercial clients where he served as Chairman and Chief Executive Officer from August 2000 to October 2002. From February 1982 until it was acquired by us in November 2001, he was the Chairman, Chief Executive Officer, President and founder of BTG, Inc. Dr. Bersoff is also a director of EFJ, Inc.

JOSEPH F. CALIGIURI            DIRECTOR SINCE 1984

Mr. Caligiuri, 75, is retired from Litton Industries, Inc., a diversified manufacturing and services company, where he held a number of executive management positions from 1969 to 1993, including Executive Vice President from September 1981 to April 1993.

PETER A. COHEN            DIRECTOR SINCE 2002

Mr. Cohen, 56, is a founding and managing partner of Ramius Capital Group, L.L.C., a private investment management and merchant banking firm formed in 1994. Prior thereto, he formed Republic New York Securities, an investment management firm in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson Lehman Brother, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1991. He is also a director of Presidential Life Corporation, Kroll, Inc. and Portfolio Recovery Associates.

DANIEL J. FINK            DIRECTOR SINCE 1985

Mr. Fink, 76, has been President of D.J. Fink Associates, Inc., a management consulting firm, since 1982. Prior thereto, he was employed by General Electric Company from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President, Corporate Planning and Development. He is also a director of Orbital Sciences Corporation.

SUSAN GOLDING            DIRECTOR SINCE 2001

Ms. Golding, 57, is the founder, President and CEO of The Golding Group, a management consulting firm, established in February 2001. Prior thereto, she was elected to two consecutive terms as Mayor of San Diego from 1992 to 2000. Prior to serving as Mayor, she chaired the San Diego County Board of Supervisors, served as Deputy Secretary of Business, Transportation and Housing for the State of California and was a member of the San Diego City Council. She is also a director of Avanir Pharmaceuticals.

ROBERT M. HANISEE            DIRECTOR SINCE 1998

Mr. Hanisee, 64, is currently Chief Investment Officer for Asset Allocation in the Private Client Services Group of Trust Company of the West. He managed the Convertible Securities Group from 1992 to 1998, and had been Portfolio Manager for the Global Telecom Trust, a telecom sector investment fund marketed through Dean Witter, from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, an investment management firm, and later was President of Seidler Amdec Securities. Mr. Hanisee is also a director of Edo Corporation and Orbital Sciences Corporation.

ROBERT E. LA BLANC            DIRECTOR SINCE 1996

Mr. La Blanc, 69, is the President and founder of Robert E. La Blanc Associates, a financial and technical consulting firm formed in 1981. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., a nationwide telecommunications service provider. Prior thereto, he was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. Mr. La Blanc is also a director of Computer Associates International, Inc., Storage Technology Corporation, Charter Semiconductor Manufacturing, Ltd. and two clusters of Prudential Mutual Funds.

GENE W. RAY, PH.D.            DIRECTOR SINCE 1981

Dr. Ray, 64, was a co-founder of Titan Systems, Inc., the parent of which merged into The Titan Corporation in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger in 1985. He has been our Chairman of the Board of Directors since May 1999 and our Chief Executive Officer since the merger. Dr. Ray also served as our President until May 2002 and was re-elected as our President on February 2003.

JAMES ROTH            DIRECTOR SINCE 1998

Mr. Roth, 66, is retired from GRC International, Inc., a provider of advanced engineering and scientific technologies, where he held key executive management positions from July 1974 to June 1996, retiring as President and Chief Executive Officer and serving on the board of directors from January 1992 to November 1998. Mr. Roth is also a director of EDO Corporation.

JOSEPH R. WRIGHT, JR.            DIRECTOR SINCE 2000

Mr. Wright, 64, has been CEO of PanAmSat Corporation since August 2001 and is the Vice Chairman and a director of Terramark Worldwide, Inc. Mr. Wright was also the President of Terramark from March 2000 until August 2001. He was the Chairman of GRC International, Inc., a provider of advanced engineering and scientific technologies, from 1996 to March 2000 and Chairman and Chief Executive Officer of AmTec, Inc., an international telecommunications company, from 1995 to May 2000. From 1989 to 1994, he was Executive Vice President and Vice Chairman of W.R. Grace & Co. Mr. Wright is also a director of Fairmarket, Inc., MusicMaker and Verso Technologies.

MEETINGS OF THE BOARD OF DIRECTORS, BOARD COMMITTEES AND DIRECTOR COMPENSATION

  MEETINGS

        During fiscal 2002, the Board of Directors held 4 regular meetings and 12 special meetings. Each nominee for election attended, in the aggregate, more than 80% of the Board of Directors or Committee meetings he or she was expected to attend during the year.

  COMMITTEES

Name of Committee and Members	Functions of the Committee		Meetings in 2002
Audit	•	Review annual financial statements	12
Robert M. Hanisee, Chairman	•	Review and monitor the integrity of financial reporting
Peter A. Cohen		processes and internal control systems
Daniel J. Fink	•	Review audit and management reports
Susan Golding	•	Review performance of independent auditors and approval of audit fees
	•	Consider nature and scope of non-audit services provided by independent auditor and approve any associated audit fees
Compensation, Stock Option	•	Provide Board leadership by evaluating and making	4
and Pension		recommendations to the entire Board on the following
Robert E. La Blanc, Chairman		senior management matters:
Joseph F. Caligiuri		• the hiring and retention of senior executives
James Roth		• salary and cash incentive compensation policies for senior executives
• long term incentive programs, including stock options grants
• senior management development, and succession planning for the CEO and President positions
Nominating and Corporate	•	Review and nominates slate of Directors for Board	4
Governance		approval and subsequent stockholder approval in
Joseph R. Wright, Chairman		connection with Annual Meeting of Stockholders
Michael B. Alexander	•	Responsible for all Corporate Governance matters
Edward H. Bersoff, Ph.D.	•	Make recommendations to the Board regarding the
Susan Golding		size and composition of the Board; recommend
James Roth		candidates to the Board, including those recommended by stockholders

        The Nominating and Corporate Governance Committee is willing to consider qualified nominees for the Board of Directors proposed by our stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee's qualifications and other relevant biographical information and provide confirmation of the nominee's consent to serve. Such stockholder proposal should be submitted by the deadlines set forth in this proxy statement.

        Additionally, we also have three Ad-Hoc committees: an Ad-Hoc Capital Structure Strategic Planning Committee; an Ad-Hoc Government Investigation Committee; and an Ad-Hoc President/COO Search Committee. The Ad-Hoc Capital Structure Strategic Planning Committee is comprised of Mr. Cohen, Chairman, and Messrs. Bersoff and Hanisee. That committee's duties include making recommendations to the Board relating to strategic capital structure planning matters. The Ad-Hoc Government Compliance Committee is comprised of Mr. Alexander, Chairman, and Messrs. Caligiuri and Roth. That committee's duties are to oversee all matters relating to compliance with government rules and regulations relating to our business and any associated government investigations including the grand jury subpoena served on Titan which was previously disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2002 and further discussed in our Annual Report on Form 10-K for the year ended December 31, 2002. The Ad-Hoc President/COO Search Committee is comprised of Mr. Bersoff,

Chairman, and Messrs. Caligiuri, Fink and Roth. That committee's duties are to lead a search for and to recruit qualified candidates for Board consideration for the position of President and Chief Operating Officer.

  DIRECTOR COMPENSATION

        Directors who are not employees of Titan or an affiliate receive the annual retainer and committee fees that are indicated below:

Annual Retainer (paid quarterly)	$43,000
Committee Chair (paid quarterly)	$ 1,500
Quarterly Common Stock Payment—Audit Committee members	$ 7,000
Quarterly Common Stock Payment—Other Committee members	$ 5,000
Annual Stock Option Grant	5,000 shares

        All fees are paid quarterly, in advance, and Directors may elect to receive all or a portion of their fees in shares of our common stock. If elected, the common stock they receive is valued based on the average of the high and low sale prices of our common stock on the first day of the quarter.

        In August of 2002, the Board determined that it was in the best interests of Titan and our stockholders to reformulate the compensation of Directors in order to reflect additional duties of Directors and to more closely align the Directors' interests with those of our stockholders. Therefore, the Board determined that Directors would receive shares of our common stock, as additional compensation for those additional duties, on a quarterly basis. That additional compensation is equivalent to the number of shares of our common stock having a value of $7,000.00 for Audit Committee members and the number of shares of our common stock having a value of $5,000.00 for all other committee members. The number of shares of our common stock issued to each Director is based upon the average of the high and low sale prices of our common stock on the first day of the quarter in which the stock is being issued. Directors who currently own more than, or who subsequently acquire, 200,000 shares of our common stock may elect to receive this additional compensation in cash.

        In addition, upon election to the Board, each Director receives a stock option grant to purchase 5,000 shares of our common stock. Directors also receive an annual stock option grant of 5,000 shares each February. All options are granted under the 2000 or 2002 Employee and Director Stock Option and Incentive Plan(s) at the average of the high and low sale prices of our common stock on the date of the grant. Options granted to Directors vest over 4 years and have ten year terms. The vesting of the options will accelerate upon a change of control of Titan. Directors may also receive discretionary stock option awards from time to time in one or more of our subsidiaries. Also, in August 2001, we began offering our Directors and executive officers the ability to receive financial counseling and planning services provided by a third-party. The amount paid by us for this service for each Director averaged $11,251 in 2002.

REPORT OF THE AUDIT COMMITTEE

        Our Board of Directors has determined that each member of the Audit Committee is an independent Director as defined by the current and proposed New York Stock Exchange rules.

        The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in August of 2000, a copy of which was attached as Appendix A to the proxy statement filed in connection with the Annual Meeting of Stockholders in 2001. The Audit Committee reviews our financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements, all financial matters, and the implementation of internal financial controls as well as preparation of our financial statements. Our independent auditors, KPMG LLP, are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        As a committee, we have reviewed and discussed with management and KPMG LLP Titan's audited consolidated financial statements for the year ended December 31, 2002. We also have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect.

        In addition, we discussed with KPMG LLP its independence from Titan and our management, including the matters in the written disclosures received from KPMG LLP as required by the Independence Standards Board Standard No. 1, as currently in effect. Further, we considered the nature and scope of the nonaudit services provided by KPMG LLP to Titan and we considered the compatibility of these services with the auditor's independence. We have concluded that KPMG LLP is independent from Titan and our management.

        Based upon our reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Titan's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated the performance of KPMG LLP and considered if KPMG LLP or some other auditing firm could best serve as Titan's independent auditors for 2003. Consequently, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as Titan's independent auditors for 2003. The Board of Directors agreed with this recommendation and, accordingly, appointed KPMG LLP as Titan's independent auditors for 2003.

  Robert M. Hanisee, Chairman
  Peter A. Cohen
  Daniel J. Fink
  Susan Golding

April 10, 2003

CODE OF ETHICS

        We have adopted a written Code of Ethics that applies to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our other principal executives. Our Code of Ethics was adopted approximately fifteen years ago, and each Director and executive officer is required to review our Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors. The Code of Ethics is available for review on our website at http://www.titan.com/about/governance/ethics/index.html?select=3.1

MANAGEMENT

        Our executive officers and their respective positions are set forth in the following table. Biographical information of each executive officer who is not a Director is set forth following the table. There are no family relationships between any Director or executive officer and any other Director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

  EXECUTIVE OFFICERS

Name	Position	Age	Year in Which He/She Became Officer
Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President	64	1981
Nicholas J. Costanza	Senior Vice President, General Counsel and Secretary	47	1999
Mark W. Sopp	Senior Vice President, Chief Financial Officer and Treasurer	37	2001
Charles R. Saffell, Jr.	Senior Vice President, National Security Solutions	56	2002
Paul W. Sullivan	Senior Vice President, Business Development	47	2002
Owens F. Alexander, Jr.	Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc.	53	2002
Allen D. Branch	Senior Vice President and President, Maritime and Intelligence Sector	63	2002
Thomas J. Brennan	Senior Vice President and President, Sea and Air Sector	63	2002
Lawrence J. Delaney, Ph.D.	Senior Vice President and President, Advanced Systems Development Sector	67	2003
A. Anton (Tony) Frederickson	Senior Vice President and President, Applied Technologies Sector	47	2002
Ronald B. Gorda	Senior Vice President and President, Information Products Sector	48	2002
Robert J. Osterloh	Senior Vice President and President, Systems Integration Sector	58	2002
Earl A. Pontius	Senior Vice President and President, Technical Resources Sector	66	2002
Leslie A. Rose	Senior Vice President and President, Enterprise Support Services Sector	55	2002
Robert J. Whalen	Senior Vice President and Chairman, Advanced Systems Development Sector	72	2003
Rochelle R. Bold	Vice President, Investor Relations	34	1999
Brian J. Clark	Vice President, Strategic Transactions	32	2001
Philip J. DeVera	Vice President, Internal Audit	54	2002
John H. Dressendorfer	Vice President, Government Relations	62	2000
Dianne Dyer	Vice President, Human Resources	53	1995
Deanna J. Hom	Vice President and Corporate Controller	35	1997
Michael Paige	Vice President, Government Finance and Contracts and Chief Information Officer	51	2002
Mary Jo Potts	Vice President, Administration	49	2000
Ralph R. Williams	Vice President, Corporate Communications	58	1999

        The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her earlier death, resignation or removal. The Board of Directors elects officers annually at its first meeting following the Annual Meeting of Stockholders.

        Dr. Ray's biography is included with those of the other members of the Board of Directors.

        Mr. Costanza has been our Senior Vice President, General Counsel and Secretary since August 1999. Mr. Costanza served in several legal and other senior executive roles, including General Counsel from 1982 through 1998 and most recently as Vice President, Chief Administrative Officer, General Counsel and Secretary of Exide Electronics Group, Inc., a high technology public company from 1980 through 1998. Thereafter and before joining Titan, Mr. Costanza was Executive Vice President, General Counsel and Secretary of Enfinity Corporation, an energy and indoor environmental systems and services industry consolidation company that filed for an initial public offering in 1998.

        Mr. Sopp has been our Senior Vice President, Chief Financial Officer and Treasurer since April 2001. Prior thereto he was a Vice President and Chief Financial Officer of Titan Systems Corporation, a subsidiary of ours, since 1998. From 1991 to 1998 he was Director/International Controller at Taylor Made Golf Company.

        Mr. Saffell has been our Senior Vice President of National Security Solutions since September 10, 2002. From August 2001 to September 2002, Mr. Saffell was the President and General Manager of the Maritime Sector of Titan Systems. Prior thereto, he had been Vice President C4ISR Systems since December 1998. From January 1997 to December 1998, Mr. Saffell was a Vice President with Science Application International Corporation. In January 1997, Mr. Saffell completed a 29 year career in the United States Navy retiring as Rear Admiral.

        Mr. Sullivan has been our Senior Vice President of Business Development since September 25, 2002. Prior thereto, Mr. Sullivan had been Senior Vice President of Business Development for Titan Systems since April 2002. From December 1999 to April 2002, he was Senior Vice President of Business Development for BTG, Inc. which Titan acquired in November 2001. Before Joining BTG, Inc., Mr. Sullivan had been the Director of Business Development for Raytheon's Strategic Systems Business Unit since June of 1993. Prior to joining Raytheon, Mr. Sullivan served 23 years as a Naval Officer.

        Mr. Alexander has been our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. since February 2002. From 1998 to 2001 he was a Senior Vice President with Science Applications International Corporation. Prior thereto he was Senior Vice President at Edison Source (a subsidiary of Edison International) from 1996 to 1997 and Vice President of Marketing at Southern California Edison (a subsidiary of Edison International) from 1994 to 1997. From 1988 to 1994 he was General Manager of BellSouth Telecommunications.

        Mr. Branch has been our Senior Vice President and President of our Maritime and Intelligence Sector since September 25, 2002. Prior thereto, Mr. Branch had been a Senior Vice President and the President and General Manager of the Solutions and Engineering Division of Titan Systems since June 2000 and General Manager of Delfin Systems since October 1998. Mr. Branch served as President and General Manager of Delfin Systems, until it was acquired by Titan in October 1998. From 1983 through 1984, Mr. Branch was a Communication Engineer for Lockheed Space and Missile Company.

        Mr. Brennan has been our Senior Vice President and President of our Sea and Air Sector since September 25, 2002. Prior thereto, Mr. Brennan had been President of the Aviation Engineering Group of Titan Systems since January 2001. Prior thereto, Mr. Brennan had held various positions with Advanced Communication Systems, Inc., which Titan acquired in February 2000, serving as Vice President of its Aerospace Division from February 1998 to June 1999. From May 1996 to February 1998, Mr. Brennan was the Vice President for Air Force and Army Aviation Programs for SEMCOR, Inc. which was acquired by Advanced Communication Systems, Inc. in June 1999.

        Dr. Delaney was elected our Senior Vice President and President of our Advanced Systems Development Sector on February 26, 2003. Prior to joining Titan, Dr. Delaney was Chairman of the Board, CEO and President of Areté Associates, an advanced science and engineering company contributing to national security and competitiveness. He was sworn in as Assistant Secretary of the Air Force (Acquisition) in 1999 and completed his public service on July 31, 2001, as Acting Undersecretary of the

Air Force. He also held the position of Chief Information Officer of the Air Force from January 20, 2001 until June 1, 2001, and held the position of Acting Secretary of the Air Force. Previously, Dr. Delaney was President, Delaney Group, Inc. a technical and business consulting firm he founded in 1997.

        Mr. Frederickson has been our Senior Vice President and President of our Applied Technologies Sector since September 25, 2002. Prior thereto, Mr. Frederickson had been President and General Manager of the Applied Technologies Sector of Titan Systems since January 1998. Prior thereto he had been the General Manager of the Titan Research and Technology Division. From October 1989 to October 1995, Mr. Frederickson held various management positions in the Department of Defense's Defense Nuclear Agency. He began his career in various technical positions with California Research and Technology which was acquired by Titan in 1986.

        Mr. Gorda has been our Senior Vice President and President of our Information Products Sector since September 25, 2002. Prior thereto, Mr. Gorda had been President of the Information Products Group of Titan Systems since June 2000. Mr. Gorda had been a Senior Vice President of Titan since February 1995 and Chief Operating Officer of Linkabit Wireless, Inc., since September 1997. He served as President of the Linkabit division of Titan from June 1993 to September 1997. From May 1994 to February 1995 he was a Vice President of Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division.

        Mr. Osterloh has been our Senior Vice President and President of our Systems Integration Sector since September 25, 2002. From November 2001 to September 2002, he was President of the Defense Intellegence Systems Group of Titan Systems. Mr. Osterloh joined BTG in 1994 as Vice President of Strategic Planning. He was promoted to Senior Vice President in 1998, and then President in 2001. Prior to joining BTG, he served 28 years in the U. S. Air Force, including key leadership positions supporting information operations, electronic warfare and flying operations and retiring as Commander of the Air Force Information Warfare Center.

        Mr. Pontius has been our Senior Vice President and President of our Technical Resources Sector since September 25, 2002. Prior thereto, Mr. Pontius had been Senior Vice President of Titan Systems since June 2000 and President and General Manager of the Technical Resources Sector of Titan Systems since June 1998. Mr. Pontius had been President of Horizons Technology, Inc. from 1996 through its acquisition by Titan in June 1998.

        Mr. Rose has been our Senior Vice President and President of our Enterprise Support Services Sector since December 17, 2002. He joined Titan through Titan's acquisition of BTG, Inc. in 2001, where he had been Senior Vice President of the Applied Engineering Solutions Group since 1999. Prior thereto he was Senior Vice President of Delta Research division of BTG, Inc. from 1994 to 1999. He completed a successful 20-year career as an officer in the U.S. Army Corps of Engineers serving in a wide variety of engineering positions.

        Mr. Whalen was elected as our Senior Vice President and Chairman of our Advanced Systems Development Sector on February 26, 2003. Mr. Whalen has over 45 years of experience in the defense industry and served in several positions with Martin Marietta (now Lockheed Martin), including President of Martin Marietta Aerospace from 1976 through 1982 and Corporate Vice President from 1979 through 1982. Thereafter, and before joining Titan, Mr. Whalen had been President and co-founder of International Systems, LLC until its acquisition by Titan in February 2002.

        Ms. Bold has been our Vice President of Investor Relations since August 1999. From 1998 to 1999 she was director of Investor Relations at Leap Wireless International, a wireless communications carrier. From 1994 to 1998, Ms. Bold was Vice President of Government Affairs for the San Diego Regional Economic Development Corporation.

        Mr. Clark has been our Vice President of Strategic Transactions since December 2001. From June 1996 to December 2001, he held various positions at Arthur Andersen LLP, most recently as a Senior

Manager. From January 1994 to May 1996, he held various positions at Deloitte & Touche LLP, most recently as a Senior Accountant.

        Mr. DeVera has been our Vice President of Internal Audit since July 2002. Prior thereto, he had been with TRW, a space and defense contractor, for 14 years in various management positions most recently as Director, Financial Reporting and Forecasting for the space and electronics group.

        Mr. Dressendorfer has been our Vice President, Government Relations since August 2000. From 1996 to 2000 he was Vice President, Government & External Affairs of the American Forest & Paper Association. Prior thereto, Mr. Dressendorfer was a founder of the firm Dressendorfer Laird, serving as President from 1983 to 1996.

        Ms. Dyer has been our Vice President of Human Resources since June 1995. From July 1992 to April 1995, she was an independent consultant providing contingency and contract recruiting services. From April 1987 to June 1992, she was a principal with the Scott Group, Inc., a management consulting firm specializing in finance, marketing, human resources, and organizational development for emerging growth companies.

        Ms. Hom has been a Vice President of ours since July 1998 and our Corporate Controller since December 1996. From September 1993 to December 1996, Ms. Hom was Corporate Manager of Operations Analysis. From January 1990 to September 1993, she held various positions at Arthur Andersen LLP, most recently as a Senior Auditor.

        Mr. Paige has been our Vice President, Government Finance and Contracts and Chief Information Officer since September 25, 2002. From April 2001 to September 2002, he was Senior Vice President and Chief Financial Officer of Titan Systems. Prior thereto, Mr. Paige was with TRW, a space and defense contractor, for 22 years in its services and high technology manufacturing business where he was responsible for overall financial management and business operation functions. Upon leaving TRW, Mr. Paige held the title of Vice President Finance and Business Operations in both the Systems and Space & Electronics Groups.

        Ms. Potts has been our Vice President of Administration since June 2000. From 1999 to 2000, she was Senior Vice President and Chief Administrative Officer of Research Analysis and Maintenance, Inc. From 1994 to 1999, Ms. Potts was Director of Contracts and Purchasing at GRC International, Inc. and was named Vice President in 1995.

        Mr. Williams has been our Vice President of Corporate Communications since 1999. Previously, he was with Raytheon Company from 1986 to 1995 when he became Director of Corporate Communications for System Resources Corporation until it was acquired by us in 1999.

REPORT OF THE COMPENSATION, STOCK OPTION AND PENSION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation, Stock Option and Pension Committee administers our cash and equity-based executive compensation programs and evaluates the overall performance of the executive officers. The Compensation, Stock Option and Pension Committee consists of only non-employee Directors, who are appointed by the Board.

Compensation Philosophy

        We believe that there should be a direct relationship between executive compensation and value delivered to the stockholders. We implement this philosophy with a set of supporting principles:

  •
  Compensation must be fair.

        We strive to evaluate the relative contribution of Titan's executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

  •
  Compensation must be competitive.

        We are committed to providing base salary programs that enable Titan to attract and retain the best available people. We maintain these programs by monitoring the competitive pay practices of other companies in similar businesses.

  •
  Compensation must be tied to our operating plan.

        Executive officers are rewarded based on Titan's overall performance and on individual performance. Our performance is evaluated by measuring the achievement of our operating plan. Individual performance is measured by reviewing progress against specific measurable objectives. Individual performance objectives are established for each executive officer based upon his or her ability to contribute to our overall operating plan. Such individual performance objectives typically include business unit profitability, asset management, cost control and contract performance objectives.

  •
  Compensation must motivate.

        The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and company performance targets provide the motivation to strive to meet or exceed performance goals.

Compensation Measurement

        We have a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

          1.    Early in the year, the Board of Directors approves our overall operating plan, including earnings per share ("EPS") and cash flow targets. Individual performance goals are established for the executive officers by the CEO, and approved by the Committee. The CEO's goals are established by the Committee. Our measurement goals of EPS and cash flow represent approximately sixty percent of the cash incentive opportunity for the CEO and other executive officers on the corporate staff. The remaining incentive opportunity is tied to individual performance measures. In the case of executive officers with business unit responsibility, the majority of their incentive compensation measurement is based upon meeting or exceeding the business unit operating plan, business unit profitability and revenues, with the remainder based on achievement of overall company goals and individual performance measures.

          2.    Each executive officer is given feedback periodically during the year against these objectives.

          3.    Upon review and recommendation of the Committee, and approval by the Board of Directors, each executive officer is rewarded incentive compensation according to our overall performance and according to the achievement of individual objectives, and where appropriate, meeting or exceeding business unit annual operating plans.

Total Compensation

        We have a program of cash compensation and equity-based compensation. These programs apply to the CEO as well as all other executive officers.

Cash Compensation

Base Salary Compensation

        Base salary is established at appropriate levels to enable us to attract and retain the people necessary for our successful operation and growth. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses of comparable size. Variable pay opportunity is established in keeping with the competitive environment. In February 2003, it was determined that Dr. Ray's base salary should remain at $800,000. Three of the four other highest paid executive officers received increases in their respective salaries in February 2003 in recognition of their performance during fiscal 2002.

Incentive Compensation

        The Committee believes that a substantial portion of the total compensation should be related to our overall performance as well as the individual contribution of each executive officer. As a result, a significant amount of the total compensation is "at risk."

        Under our cash incentive plan, cash bonuses are paid to the CEO and each executive officer based on individual performance and our performance, with maximum cash incentive compensation ranging from 30% to 80% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as consistency with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above plan in EPS or unit profitability.

        The cash incentive compensation set forth in the accompanying table for the CEO and the other four highest paid executive officers was dependent on the achievement of company and individual performance goals for the periods shown. The variation in cash incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her performance objectives, as well as whether our goals were achieved. In February 2003, three of the four highest paid executive officers, other than Dr. Ray, each received a cash bonus because their operating segment of Titan met performance targets established by the Committee. Dr. Ray did not receive a bonus for 2002.

Equity Based Compensation

Stock Option Programs

        The purpose of our stock option program is to provide additional incentives to the executive officers to encourage their commitment to the maximization of stockholder value over the long term.

        Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value. Options to acquire equity securities of subsidiaries are also granted to senior executives who contribute significantly to the value maximization of a subsidiary, as determined by the Committee.

        The option programs utilize a four-year vesting period to encourage senior executives to continue in our employ. These options are granted at the average of the high and low sales prices of our common stock on the date of grant and all senior executives are eligible to receive grants. During 2002, we did not award any options to purchase shares of our common stock to the CEO or any of the other four highest paid executive officers.

        The Compensation, Stock Option and Pension Committee has evaluated the total compensation of the five highest paid executive officers in 2002 and has approved their compensation as reasonable and consistent with our compensation philosophy.

        The Compensation, Stock Option and Pension Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements.

        The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Compensation, Stock Option and Pension Committee

  Robert E. La Blanc, Chairman
  Joseph F. Caligiuri
  James Roth

April 10, 2003

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation, Stock Option and Pension Committee was comprised of Messrs. La Blanc, Caligiuri and Roth during 2002. No interlocking relationship existed between Messrs. La Blanc, Caligiuri and Roth or any member of any other company's board of directors, board of trustees or compensation committee during that period.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows, for each of the fiscal years ended December 31, 2002, 2001 and 2000, the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to our Chief Executive Officer and four other most highly compensated executive officers in 2002 (the "Named Executive Officers") in all capacities in which they served.

EXECUTIVE COMPENSATION SUMMARY TABLE

Long-Term Compensation
Annual Compensation
Securities Underlying Options/SARs(#) Awards(C)
Name and Principal Position	Year	Salary($) (A)	Bonus($) (B)		All Other Compensation($) (D)
Gene W. Ray* Chairman, Chief Executive Officer and President	2002 2001 2000	788,270 688,268 586,731	-0- 560,000 500,000	-0- 300,000 300,000	103,458 638,971 69,911
Eric M. DeMarco** Former President and Chief Operating Officer	2002 2001 2000	501,624 438,734 348,918	-0- 260,000 300,000	-0- 120,000 120,000	77,392 49,335 39,965
Charles R. Saffell(E) Senior Vice President, National Security Solutions	2002 2001 2000	275,909 242,664 213,312	145,000 102,942 90,000	-0- 10,000 5,000	37,220 34,668 29,328
Earl A. Pontius(F) Senior Vice President Technical Resources Sector	2002 2001 2000	265,049 234,844 255,492	150,000 100,000 100,000	-0- -0- 10,000	33,830 36,630 33,411
Nicholas J. Costanza Senior Vice President General Counsel and Secretary	2002 2001 2000	319,315 302,391 275,657	60,000 165,000 210,000	-0- 90,000 90,000	12,044 9,395 26,845

*
Dr. Ray served as our President until May 15, 2002 and was re-elected as our President on February 28, 2003.

**
Effective February 20, 2003, Mr. DeMarco resigned as an officer of Titan. He had been our President and Chief Operating Officer since May 16, 2002, and our Executive Vice President and Chief Operating Officer since April 2001. Prior thereto he was our Executive Vice President, Chief Financial Officer and Treasurer since September 1998, and Senior Vice President and Chief Financial Officer from January 1997 to August 1998.

(A)
Amounts shown include cash compensation earned and received by the executive officers as well as amounts earned but deferred at the election of those officers.

(B)
Amounts shown include bonus cash compensation earned by the executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C)
Amounts shown consist of option grants at fair market value under our 2000 Employee and Director Stock Option and Incentive Plan. Amounts shown do not include option grants to the Named Executive Officers under stock option plans adopted by certain subsidiaries of ours. The Named Executive Officers received the following option grants in subsidiaries in 2002, 2001 and 2000. Dr. Ray received 60,000 shares at $0.10 per share in AverCom Corporation and 100,000 shares at $0.50 per share in Titan Scan Technologies Corporation in 2001; and 60,000 shares at $0.10 per share in LinCom Wireless, Inc. in 2000. Mr. DeMarco received 50,000 shares at $0.10 per share in AverCom Corporation and 90,000 shares at $0.50 per share in Titan Scan Technologies Corporation in 2001; and 50,000 shares at $0.10 per share in LinCom Wireless, Inc. in 2000. Mr. Costanza received 25,000 shares at $0.10 per share in AverCom Corporation, 30,000 shares at $0.10 per share in LinCom Wireless, Inc. and 30,000 shares at $0.50 per share in Titan Scan Technologies Corporation in 2001.

(D)
Amounts shown consist of (i) our matching contribution to our 401(k) Retirement Plan; (ii) our matching contribution to our Supplemental Retirement Plan for Key Executives; (iii) our contribution to our Employee Stock Ownership Plan and (iv) interest earned in our Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code); and (v) Other compensation. Amounts shown for fiscal year 2002 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $10,000; (ii) $78,077; (iii) $0 (iv) $907; and (v) $14,474; Mr. DeMarco: (i) $10,000; (ii) $49,442; (iii) $0; (iv) $0; and (v) $17,950; Mr. Saffell: (i) $10,000; (ii) $26,950 (iii) $0; and (iv) $270; Mr. Pontius: (i) $5,350; (ii) $24,998; (iii) $0; (iv) $348; and(v) $3,134; and Mr. Costanza: (i) $10,000; (ii) $0; (iii) $0; (iv) $544; and (v) $1,500.

(E)
Mr. Saffell became our Senior Vice President of National Security Solutions in September 2002. Prior to that, he was an officer of our subsidiary, Titan Systems.

(F)
Mr. Pontius became our Senior Vice President and President of our Technical Resources Sector in September 2002. Prior to that time he was an officer of our subsidiary, Titan Systems.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options made during fiscal 2002 under our long-term incentive program to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR (A)

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(F)
Individual Grants
Number of Securities Underlying Options Granted(B)
Name		% of Total Options Granted to Employees in Fiscal Year(C)	Exercise Price ($/Sh)(D)	Expiration Date(E)	5% ($)	10% ($)
Gene W. Ray*	-0-	-0-	N/A	N/A	N/A	N/A
Eric M. DeMarco**	-0-	-0-	N/A	N/A	N/A	N/A
Charles R. Saffell	-0-	-0-	N/A	N/A	N/A	N/A
Earl A. Pontius	-0-	-0-	N/A	N/A	N/A	N/A
Nicholas J. Costanza	-0-	-0-	N/A	N/A	N/A	N/A

*
Dr. Ray served as our President until May 15, 2002 and was re-elected as our President on February 28, 2003.

**
Effective February 20, 2003, Mr. DeMarco resigned as an officer of Titan. He had been our President and Chief Operating Officer since May 16, 2002, and our Executive Vice President and Chief Operating Officer since April 2001. Prior thereto he was our Executive Vice President, Chief Financial Officer and Treasurer since September 1998, and Senior Vice President and Chief Financial Officer from January 1997 to August 1998.

(A)
No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B)
Options granted in 2002 became exercisable at a rate of 2.083% per month from the grant date with full vesting occurring on the fourth anniversary of the grant date.

(C)
In 2002, employees of ours received stock options covering a total of 951,806 shares.

(D)
The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E)
The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F)
Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the company's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
AND FY-END OPTION VALUE(A)***

		Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002 (#)				Value of Unexercised In-the-Money Options at December 31, 2002 ($)(C)
Name	Shares Acquired On Exercise (#)
		($)(B)	Exercisable		Unexercisable		Exercisable	Unexercisable
Gene W. Ray*	-0-	-0-	788,551	(D)	465,991		3,367,238	35,565
Eric M. DeMarco**	-0-	-0-	364,459	(E)	199,230		1,647,837	52,096
Charles R. Saffell, Jr.	8,407	76,464	67,404	(F)	24,100	(F)	508,422	77,661
Earl A. Pontius	-0-	-0-	140,921	(G)	13,331	(G)	1,004,067	42,702
Nicholas J. Costanza	-0-	-0-	190,961	(H)	155,166	(H)	487,819	103,393

*
Dr. Ray served as our President until May 15, 2002 and was re-elected as our President on February 28, 2003.

**
Effective February 20, 2003, Mr. DeMarco resigned as an officer of Titan. He had been our President and Chief Operating Officer since May 16, 2002, and our Executive Vice President and Chief Operating Officer since April 2001. Prior thereto he was our Executive Vice President, Chief Financial Officer and Treasurer since September 1998, and Senior Vice President and Chief Financial Officer from January 1997 to August 1998.

***
On August 5, 2002, all outstanding Titan stock options were adjusted by a factor of 1.345 as a result of the spin-off of our subsidiary SureBeam Corporation, and all amounts reflect said adjustment.

(A)
No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B)
Aggregate market value of underlying securities on date of exercise, minus the exercise or base price.

(C)
Aggregate market value of underlying securities at year-end, minus the exercise or base price.

(D)
Includes 251,130 vested options with an In-the-Money value of $2,162,229 that were assumed by Titan through the merger of Titan Systems in September 2002, which assumed stock options were previously disclosed and were originally granted to Dr. Ray by Titan Systems by a grant on December 31, 1997 of 300,000 shares of Titan Systems Corporation at $1.33 per share.

(E)
Includes 29,860 vested options with an In-the-Money value of $224,099 held by DeMarco Family Limited Partnership, L.P., a Delaware limited partnership of which Mr. DeMarco and his wife are the sole general partners and 125,565 vested shares with an In-the-Money value of $1,081,114 that were assumed by Titan through the merger of Titan Systems in September 2002, which assumed stock options were previously disclosed and were originally granted to Mr. DeMarco by Titan Systems by a grant on December 31, 1997 of 150,000 shares of Titan Systems Corporation at $1.33 per share.

(F)
Includes 58,858 vested options with an In-the-Money value of $506,767 and 3,924 un-vested options with an In-the-Money value of $33,785 that were assumed by Titan through the merger of Titan Systems in September 2002, which assumed stock options were previously disclosed and were originally granted to Mr. Saffell by Titan Systems by a grant on March 19, 1999 of 75,000 shares of Titan Systems Corporation at $1.33 per share.

(G)
Includes 96,789 vested options with an In-the-Money value of $833,353 and 3,663 un-vested options with an In-the-Money value of $31,538 that were assumed by Titan through the merger of Titan Systems in September 2002, which assumed stock options were previously disclosed and were originally granted to Mr. Pontius by Titan Systems by a grant on August 12, 1998 of 90,000 shares of Titan Systems Corporation at $1.33 per share and a grant on July 21, 1999 of 30,000 shares of Titan Systems Corporation at $1.33 per share.

(H)
Includes 14,661 vested options with an In-the-Money value of $43,264 held by Scuderia Costanza Investment Company, LLC, a Delaware limited liability company of which Mr. Costanza is the sole general manager, and 41,855 vested options with an In-the-Money value of $360,371 and 8,371 un-vested options with an In-the-Money value of $72,074 that were assumed by Titan through the merger of Titan Systems in September 2002, which assumed stock options were previously disclosed and were originally granted to Mr. Costanza by Titan Systems by a grant on August 3, 1999 of 60,000 shares of Titan Systems Corporation at $1.33 per share.

DEFERRED COMPENSATION PLAN

        Titan maintains a non-qualified Executive Deferred Compensation Plan for certain officers and key employees. Under the plan, a select group of management and highly compensated employees of Titan are allowed to defer, on a pre-tax basis, a portion of their annual base salaries and bonuses. The deferrals reduce a participant's current taxable income and allow the participant to accumulate savings on a pre-tax basis. In addition, Titan, in its sole discretion, may make annual discretionary contributions, matching contributions and profit sharing contributions to the Plan. The deferrals (and Titan contributions, if applicable) are invested across several investment options associated with the Plan, and the accounts of the participants are credited with the investment gains or losses on a tax-deferred basis. Participants have the right to direct the investment of their accounts. Participant deferrals are at all times 100% vested. The vesting schedules for Titan discretionary contributions and our profit sharing contributions, if any, are at our sole discretion and may vary across participants. The vesting schedule for Titan contributions, if any, is based on years of service, with 100% vesting after five or more years of service. Distributions from the Plan are paid as a lump sum or in installments upon a participant's retirement, death, disability, termination of employment, or during employment provided that at least three years have passed from the end of the year in which the participant's deferral occurred.

AGREEMENTS WITH EXECUTIVE OFFICERS

        In addition to the other compensation arrangements described elsewhere in this proxy statement, we have entered into an agreement with Dr. Ray and Mr. Costanza (hereinafter referred to as the "Executives") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of Titan. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the three-year period thereafter by us other than for cause (as defined) or by the Executive for good reason (as defined), the Executives will be paid a lump sum amount equal to three times their base salary plus maximum annual bonus. Additionally, the Executives will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executives and their dependents for three years following the termination.

        Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of our voting securities possessing 20% or more of the combined voting power of our outstanding voting securities, (ii) the majority of the members of the board being comprised of individuals other than those who were members at the time of execution of the agreements, unless the new members elected were approved or nominated by a majority of the members of the then-incumbent board or (iii) the consummation of a merger, reorganization, consolidation or sale or other disposition of all or substantially all of our assets, subject to certain exceptions.

        On April 2, 2003, we entered into an Employment Agreement with Dr. Ray in connection with his duties as Chairman, Chief Executive Officer and President of Titan. Among other things, the terms of the agreement provide for continued employment of Dr. Ray by Titan for a term of three years, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Dr. Ray is terminated without cause, or retires at the end of the term of the agreement, he will be entitled to a lump sum equal to three times the sum of his current base salary and target bonus, a prorated bonus for the year of termination, vesting of all outstanding stock options and participation for Dr. Ray and his dependents in our extended health benefits program for retired senior executives.

        Also, on April 2, 2003 we entered into Employment Agreements with Messer's Costanza and Sopp in connection with their duties as Senior Vice President, General Counsel and Secretary and Senior Vice President, Chief Financial Officer and Treasurer, respectively. Among other things, the terms of their agreements provide for continued employment by Titan for a term of two years, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event of termination without cause, Messer's Costanza and Sopp will each be entitled to a lump sum equal to two times the sum of their respective current base salaries and target bonuses, a prorated bonus for the year of termination, vesting of all outstanding stock options and continued medical and dental benefits coverage for a period of two years. Messer's Ray, Costanza and Sopp have agreed to non competition and non solicitation covenants in connection with their respective employment agreements.

        Effective February 20, 2003, we entered into a Confidential Employee Separation and General Release Agreement with Mr. DeMarco in connection with his resignation as an officer of Titan. Under the terms of the agreement, Mr. DeMarco agreed, among other things, to assist us in the transfer of his responsibilities and as otherwise reasonably requested. Mr. DeMarco also agreed not to solicit for hire any of our employees or our affiliate's employees for three years. As part of that agreement, we agreed to pay Mr. DeMarco an amount equal to three years of his base salary, to continue health benefits for him and his dependants until the earlier of December 31, 2003 or his eligibility for comparable benefits from another employer, and the immediate vesting of all of Mr. DeMarco's unvested Titan stock options with up to two years to complete any exercise of such stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Rose owns a property located at 1501 Merchants Way in Niceville, Florida that was leased by BTG, Inc. commencing on March 1, 1992 and expiring on February 28, 2003. As a result of our acquisition of BTG, Inc. in November 2001, we assumed the lease. Subsequently, in December 2002, Mr. Rose was elected as a Senior Vice President of Titan. In February 2003, Titan's Board reviewed the lease and determined, with the concurrence of Mr. Rose, that this related party transaction was not in the best interests of Titan and our stockholders. Accordingly, the Board also determined that Mr. Rose should make arrangements to divest his interest in the property. Mr. Rose is currently in the process of divesting his interest in this property in conformity with those Board determinations. During 2002 and the first quarter of 2003 we paid $198,346 and $48,996, respectively to Mr. Rose for the lease of this property.

        In March 2002, our Board of Directors adopted a stock option relinquishment program, the primary purpose of which was to align the interests of our directors and senior executives more closely with our stockholders' interests by allowing directors and senior executives to participate in the appreciation in our equity value:

  •
  without requiring our Directors and executive officers to trade shares of our common stock obtained through the exercise of options on the open market; and

  •
  without the dilutive and potentially stock-price depressive effects associated with the exercise and subsequent sale of stock option shares.

        The program also was intended to assist the participants with their individual financial planning. Under the program, a participant was allowed to relinquish eligible, in-the-money stock options in exchange for a loan, the principal amount of which was 150% of the difference between the aggregate exercise price of the options and the product of (i) the number of shares issuable upon exercise of the options and (ii) a 20 day trailing average of the daily high and low sales price of our common stock prior to relinquishment. The loans bear interest at a rate equal to the applicable federal rate as published by the Internal Revenue Service for the month in which the loan was made. The loans were made contingent upon the participant's utilizing a portion of the loan proceeds to purchase a life insurance policy with a death benefit sufficient to repay the loan and accrued interest thereon upon maturity.

        Under the program the following transactions have occurred:

  •
  Dr. Ray, Chairman of the Board and Chief Executive Officer: 222,380 options relinquished on June 18, 2002, $3,985,725 principal amount of loan, 5.48% interest per annum;

  •
  Mr. Fink, Director: 15,000 options relinquished on June 27, 2002, $336,337.50 principal amount of loan, 5.48% interest per annum; and

  •
  Mr. Alexander, Director: 19,972 options relinquished effective June 19, 2002, $499,999 principal amount of loan, 5.48% interest per annum.

        The amount of the stock options relinquished under the program do not reflect any adjustment as a result of the spin-off of our subsidiary SureBeam Corporation August 5, 2002, since the relinquishment occurred before the date for said adjustment.

        As of the effective date of the Sarbanes-Oxley Act in July 2002, which precludes such loans to company officers and directors, the Stock Option and Relinquishment Plan was no longer available to our Directors and executive officers.

        None of our Directors was paid more than $60,000 under the terms of any consulting agreement in 2002. All consulting agreements between us and any of our Board members were terminated on or before August 22, 2002.

PERFORMANCE GRAPH

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among The Titan Corporation,
New York Stock Exchange Market Index and Industry Group Index

(1)
The above graph compares the performance of our common stock with that of the New York Stock Exchange Market Index and the MG Industry Group 826—Business Software and Services Index, which is a published industry group index.

(2)
The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1997, in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 826—Business Software and Services Index with investment weighted on the basis of market capitalization. The average of our high and low stock prices on December 31, 2002 was $10.20 per share.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board is seeking your ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. KPMG LLP also served as our auditors for 2002. Arthur Andersen LLP served as our auditors for 2001 and was dismissed by Titan on April 11, 2002, upon the recommendation of our Audit Committee and approval by the Board of Directors. We expect representatives of KPMG LLP to attend the meeting and have the opportunity to make any statement they may desire. These representatives will be available to respond to appropriate questions from our Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2

        For services rendered during or in connection with our fiscal year 2002, as applicable, KPMG LLP billed the following fees:

Audit Fees	$1,485,000

Financial Information Systems Design and Implementation Fees	$0
All Other Fees*	$2,693,700

*
All Other Fees includes $2,295,000 related to the reaudits of Titan's financial information for 2001 and 2000, which were required due to the discontinuance of our Titan Wireless, LinCom Wireless and other information technology businesses in the third quarter of 2002 in accordance with the AICPA's Auditing Interpretation of Statement on Auditing Standards No. 58 "Reports on Audited Financial Statements". This auditing interpretation addresses reporting requirements of a successor auditor (in this case KPMG LLP) when prior-period audited financial statements (in this case 2000 and 2001) were audited by a predecessor auditor who has ceased operations, and there is financial reporting on discontinued operations, as was the case here.

CHANGES IN ACCOUNTANTS

        KPMG LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our subsidiaries. We also have not consulted with KPMG LLP during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG LLP might issue on our financial statements.

        In connection with the audit of Arthur Andersen LLP for the fiscal year ended December 31, 2001, (1) there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The report of Arthur Andersen LLP on our financial statements for the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        We requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter has been filed with a Form 8-K filed with the Commission on April 16, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of our common stock and cumulative convertible preferred stock ("Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

        To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2002, and the information provided to us by our Reporting Persons, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except Messrs. Branch and Williams and Ms. Bold, Ms. Dyer and Ms. Hom. Each of these named individuals was late in filing one Form 4 to report one transaction and all such transactions have subsequently been reported on a Form 4.

OTHER BUSINESS

        The Board of Directors knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may write to our Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Corporate Secretary in the same manner.

2004 ANNUAL MEETING OF STOCKHOLDERS

        We expect that the 2004 Annual Meeting of Stockholders will be held in May 2004, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to us at our principal offices in San Diego, California, and we must receive the proposal no later than December 17, 2003, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting.

FINANCIAL STATEMENTS

        The Titan Corporation's 2002 Annual Report to Stockholders and Annual Report on Form 10-K as filed with the Securities and Exchange Commission accompany this proxy statement.

PROXY	PROXY

THE TITAN CORPORATION—PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 3, 2003

        Dr. Gene W. Ray and Mr. Mark W. Sopp or either of them, with power of substitution, are hereby appointed proxies at the 2003 Annual Meeting of Stockholders of THE TITAN CORPORATION to be held June 3, 2003, or at any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

        You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

THE TITAN CORPORATION

JUNE 3, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 4.

  1.
  ELECTION OF DIRECTORS

      FOR    ☐              AGAINST    ☐              ABSTAIN    ☐

      FOR, except vote withheld from the following nominee(s).

        Michael B. Alexander
        Edward H. Bersoff
        Joseph F. Caligiuri
        Peter A. Cohen
        Daniel J. Fink
        Susan Golding
        Robert M. Hanisee
        Robert E. La Blanc
        Gene W. Ray
        James Roth
        Joseph R. Wright, Jr.

  2.
  RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

      FOR    ☐              AGAINST    ☐              ABSTAIN    ☐

    Check here for address change and note below.    ☐

NEW ADDRESS

SIGNATURE(S)                                                                          DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY	PROXY

THE TITAN CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JUNE 3, 2003

        The undersigned (a) revokes all proxies and appoints and authorizes Dr. Gene W. Ray and Mr. Mark W. Sopp, or either of them, with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the 2003 Annual Meeting of the Stockholders of THE TITAN CORPORATION on June 3, 2003, and any adjournment thereof, as specified on the reverse side of this card and in their discretion on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to The Titan Corporation 401(k) Plan, The Titan Corporation Employee Stock Ownership Plan, and The Titan Corporation Employee Stock Purchase Plan, The Titan Corporation Employee Stock Grant Purchase Program account(s) as well as shares allocated to the accounts of the AverStar, Inc. Profit Sharing and Savings Plan, the BTG, Inc. Employee Stock Purchase Plan and the Jaycor, Inc. Employee Stock Ownership Plan of the undersigned at the 2002 Annual Meeting and any adjournment thereof. Plan shares for which no directions are received and unallocated plan shares will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee's judgment on other matters incident to the conduct of the meeting and any adjournment thereof.

        You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

THE TITAN CORPORATION

JUNE 3, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 4.

  1.
  ELECTION OF DIRECTORS

      FOR    ☐              AGAINST    ☐              ABSTAIN    ☐

      FOR, except vote withheld from the following nominee(s).

        Michael B. Alexander
        Edward H. Bersoff
        Joseph F. Caligiuri
        Peter A. Cohen
        Daniel J. Fink
        Susan Golding
        Robert M. Hanisee
        Robert E. La Blanc
        Gene W. Ray
        James Roth
        Joseph R. Wright, Jr.

  2.
  RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

      FOR    ☐              AGAINST    ☐              ABSTAIN    ☐

    Check here for address change and note below.    ☐

NEW ADDRESS

SIGNATURE(S)                                                                          DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
MEETINGS OF THE BOARD OF DIRECTORS, BOARD COMMITTEES AND DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CODE OF ETHICS
MANAGEMENT
REPORT OF THE COMPENSATION, STOCK OPTION AND PENSION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION SUMMARY TABLE
OPTION GRANTS IN LAST FISCAL YEAR (A)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE(A)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN Among The Titan Corporation, New York Stock Exchange Market Index and Industry Group Index
PROPOSAL 2
RATIFICATION OF SELECTION OF AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
CHANGES IN ACCOUNTANTS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
2004 ANNUAL MEETING OF STOCKHOLDERS
FINANCIAL STATEMENTS
THE TITAN CORPORATION—PROXY
ANNUAL MEETING OF STOCKHOLDERS, JUNE 3, 2003
ANNUAL MEETING OF STOCKHOLDERS OF THE TITAN CORPORATION JUNE 3, 2003
THE TITAN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, JUNE 3, 2003
ANNUAL MEETING OF STOCKHOLDERS OF THE TITAN CORPORATION JUNE 3, 2003